[Restatement of Amendment No. 1 of Peter Graf's
                     Schedule 13D filed on October 1, 1995]


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                 SCHEDULE 13D

                               Amendment No. 1

                  Under the Securities Exchange Act of 1934

                         PhoneTel Technologies, Inc.
                              (Name of Issuer)

                         Common Stock, $.01 par value
                       (Title of Class and Securities)

                                  71921H-10-9
                    (CUSIP Number of Class of Securities)

                                  Peter Graf
                         399 Park Avenue, 27th Floor
                           New York, New York 10022
                                (212) 972-3333

           (Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

                                   Copy to:

                           Stephen M. Banker, Esq.
                     Skadden, Arps, Slate, Meagher & Flom
                               919 Third Avenue
                          New York, New York  10022
                                (212) 735-2760

                              September 22, 1995
                        (Date of Event which Requires
                          Filing of this Statement)

          If the filing person has previously filed a statement on
          Schedule 13G to report the acquisition which is the
          subject of this Statement because of Rule 13d-1(b)(3) or
          (4), check the following:               ( )

          Check the following box if a fee is being paid with this
          Statement:                              ( )

                              Page 1 of 27 Pages
                       Exhibit Index Appears on Page 7


                                 SCHEDULE 13D

           CUSIP NO. 71921H-10-9            Page 2 of 27 Pages

           1   NAMES OF REPORTING PERSONS
               S.S. OR I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS
                    Peter G. Graf

           2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP.
                                                           (a)  (X)
                                                           (b)  ( )

           3   SEC USE ONLY

           4   SOURCE OF FUNDS*
                      Not Applicable

           5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS
               REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)

           6   CITIZENSHIP OR PLACE OF ORGANIZATION
                    U.S.

                                        7  SOLE VOTING POWER
                                               831,575
                 NUMBER OF
                  SHARES                8  SHARED VOTING POWER
                BENEFICIALLY
                  OWNED BY              9  SOLE DISPOSITIVE POWER
                   EACH                        831,575
                 REPORTING
                  PERSON               10  SHARED DISPOSITIVE POWER
                   WITH

           11  AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
                    1,280,976

           12  CHECK BOX IF THE AGGREGATE AMOUNT IN ROW 11
               EXCLUDES CERTAIN SHARES*                         (X)

           13  PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11
                    8.6%

           14  TYPE OF REPORTING PERSON*
                    IN


          Item 1.  Security and Issuer.

               This Amendment No. 1 amends and supplements the Statement or Schedule 13D (the "Schedule") filed with the Securities and Exchange Commission by Peter G. Graf dated July 21, 1995, relating to his beneficial ownership of shares of common stock, par value $.01 per share (the "Common Stock"), of PhoneTel Technologies, Inc., an Ohio corporation (the "Company"). The principal executive offices of the Company are located at 1127 Euclid Avenue, Cleveland, Ohio 44115.

          Item 2.  Identity and Background.

               The information set forth in Item 2 of the Schedule is hereby amended on supplemented as follows:

               On September 22, 1995, Mr. Graf entered into a Voting and Proxy Agreement and also an amendment thereto (collectively, the "Voting Agreement") with George Henry, Gerhard Waldshutz, Steve Richman, Sarah Walker, William
          D. Moses Jr., Gabriel Capital, L.P. and Ariel Fund Limited, The Standard Phone Co. and Zandec Ltd., Joseph Abrams and Douglas Abrams (collectively, the "Shareholders") and World Communications, Inc., a Missouri Corporation ("WCI"). A copy of the Voting Agreement is attached as Exhibit 1 hereto and is incorporated herein by reference. As a result of entering into the Voting Agreement, Mr. Graf may pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the Rules promulgated thereunder, be deemed a member of a group consisting of the Shareholders (the "Group"). Disclosure herein with respect to other members of the Group is made on information and belief after making inquiry to the appropriate party.

          Item 4.  Purpose of Transaction.

               The information set forth in Item 4 of the Schedule is hereby amended on supplemented as follows:

          The Voting Agreement (as defined in Item 2 above) provides, among other things, that the Shareholders will vote all shares of common stock of PhoneTel (the "PhoneTel Shares") owned by them (including any shares issued upon the exercise of options and warrants) in favor of (i) calling or causing PhoneTel to call a special meeting of shareholders to occur on or before March 31, 1996 (the "Special Meeting"), (ii) a proposal to increase the number of directors of PhoneTel to eight,
          (iii) the election of four directors to the Board of Directors of PhoneTel designated by Stuart Hollander and Aron Katzman and (iv) the grant of conversion rights which would attach to the shares of 10% Non-Voting Preferred Shares, without par value, of PhoneTel (the "Preferred Shares"). The Preferred Shares were issued to the shareholders of WCI in connection with the merger (the "Merger") of WCI with and into a wholly owned subsidiary of PhoneTel.

               The Voting Agreement also provides that, under certain circumstances, the Shareholders will be required to exercise any options and warrants held by them to the extent necessary so that at least 52% of the outstanding PhoneTel Shares will be obligated to vote in favor of the matters specified in clauses (ii), (iii) and (iv) above, whether pursuant to the Voting Agreement or other agreements, assuming for purposes of this calculation that the PhoneTel Shares issued in connection with the Merger are so obligated. The Shareholders also appointed Aron Katzman a proxy to vote their shares at the Special Meeting.

               The foregoing is a summary of the Voting Agreement. Such summary is qualified in its entirety by reference to the text of the Voting Agreement, a copy of which is filed as Exhibit 1 hereto and is incorporated herein by reference.

          Item 5.  Interest in Securities of the Issuer.

               The information set forth in Item 5 of the Schedule is hereby amended and supplemented as follows:

               (a)(b) Mr. Graf owns 831,575 shares of Common Stock and holds warrants to purchase 449,401 shares of Common Stock. Based upon the 14,490,405 shares of Common Stock outstanding, the shares of Common Stock beneficially owned by Mr. Graf represent approximately 8.3% of the shares of Common Stock outstanding.

               As a member of the Group, Mr. Graf may be deemed to have beneficial ownership of all of the shares of Common Stock beneficially owned by the other members of the Group. To the best of Mr. Graf's knowledge, the other members of the Group own 4,990,573 shares of Common Stock and hold warrants convertible into 2,155,424 shares of Common Stock. Accordingly, Mr. Graf may be deemed to beneficially own 8,426,973 shares of Common Stock, or 49.3% of the outstanding shares of Common Stock.

               (c) Mr. Graf has not effected transactions in the securities of the Company in the last 60 days.

          Item 6.  Contracts, Arrangements, Understandings or
          Relationships with Respect to Securities of the Issuer.

               The information set forth in Item 6 of the Schedule is hereby amended on supplemented as follows:

               The discussion of the Voting Agreement which appears in Item 4 hereof is incorporated into this Item 6.

          Item 7.  Material to be filed as Exhibits.

               1.   Voting and Proxy Agreement, dated as of
                    September 22, 1995 and the amendment thereto, dated as of September 22, 1995.


                                  SIGNATURE

                    After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

                                      October 1, 1995

                                      /s/ Peter G. Graf
                                        (Signature)

                                       Peter G. Graf
                                        (name)


                                EXHIBIT INDEX

          Exhibit                                          Page No.

          1.      Voting and Proxy Agreement, dated as         8
                  of September 22, 1995 and the amendment
                  thereto, dated as of September 22, 1995.